SYMMETRY Medical Inc.

SYMMETRY MEDICAL INC.
ATTN: DAVID MILNE
9602 COLDWATER ROAD
SUITE 202
FT. WAYNE, IN 46825

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKSBELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

		For	Against	Abstain
1	PROPOSAL to adopt and approve the Agreement and Plan of Merger, dated as of August 4, 2014, by and among Symmetry Medical Inc., TecoStar Holdings, Inc., Tecomet Inc., and TecoSym, Inc. and the transactions contemplated therein.	0	0	0
2	PROPOSAL to approve an advisory(non-binding) proposal to approve certain compensation payable or that could become payable to Symmetry Medical Inc.'s named executive officers in connection with the Merger.	0	0	0
3	PROPOSAL to approve an adjournment of the special meeting of shareholders of Symmetry Medical Inc., if necessary or appropriate, for the purpose of soliciting additional votes for the adoption and approval of the Agreement and Plan of Merger.	0	0	0

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

	Yes	No
Please indicate if you plan to attend this meeting	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000220950_1

SYMMETRY Medical Inc.

Proxy – Symmetry Medical Inc.

Solicited on Behalf of the Board of Directors
SPECIAL MEETING OF SHAREHOLDERS
December 4, 2014 beginning at 8:30 A.M. C.D.T.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

SYMMETRY MEDICAL INC. Special
Meeting of Shareholders
December 4, 2014 8:30 AM CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Francis T. Nusspickel and Thomas J. Sullivan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SYMMETRY MEDICAL INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of shareholders to be held at 8:30 AM, CDT, on December 4, 2014 at 3034 Owen Drive, Antioch, Tennessee 37013, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000220950_2

Continued and to be signed on reverse side